Exhibit 10.29

WAIVER

This Waiver (this “Waiver”) is entered into as of December 23, 2020, by and between Akerna Corp., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”), which constitutes the “Required Holders” pursuant to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated June 8, 2020 (the “SPA”) with reference to the following facts:

A. On June 8, 2020, the Company and the Buyers entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (as amended from time to time prior to the date hereof, the “Notes”), set forth opposite such Buyer’s name on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $17,000,000). Capitalized terms not defined herein shall have the meaning as set forth in the Notes.

B. The issuance of the Notes occurred at a closing on June 9, 2020 (the “Closing Date”).

C. The Company desires, from time to time, to waive the limit on an Installment Amount imposed by the Installment Scheduled Principal Amount by delivering an Installment Notice, subject to confirmation by the Holder, setting forth an increased Installment Amount for the next Installment Date.

D. The Company desires to waive the prohibition on the acceleration of Installment Amounts to permit the acceleration of the Installment Amount due on the Installment Date of January 4, 2021, in whole or in part, to one or more Acceleration Dates from December 24, 2020 through to, and including, the Trading Day immediately prior to January 4, 2021, with such dates and amounts, up to the Installment Amount, to be elected by the Holder pursuant to Section 8(e).

E. The Holder desires to waive the requirement in Section 8(a) of the Notes that Installment Amounts payable prior to April 1, 2021 be paid in cash pursuant to an Installment Redemption and shall not be paid pursuant to an Installment Conversion.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Installment Amount Waiver. In relation to any Installment Notice due under Section 8(a), the Company may irrevocably waive the Installment Scheduled Principal Amount for the next Installment Date by setting forth in such Installment Notice an Installment Amount for the next Installment Date greater than the Installment Amount due and payable on the next Installment Date. The Holder may consent to all or a portion of such increased Installment Amount for the next Installment Date by written confirmation no later than 4:00 p.m. New York time on the Trading Day immediately prior to such Installment Date. The parties agree that the Installment Notice attached hereto as Exhibit A is the Installment Notice for the January 4, 2021 Installment Date, properly and timely delivered pursuant to the provisions of Section 8(a), and superseding any previously delivered Installment Notice for the January 4, 2021 Installment Date. In connection with the Installment Notice for the January 4, 2021 Installment Date, and solely in relation to the Intallment Amount and increased Installment Amount for the January 4, 2021 Installment Date as set forth therein, the Holder waives the Price Failure under section (x) of the definition of Equity Conditions.

2. Installment Acceleration. Effective as of the Effective Time, the Company agrees to irrevocably waive the prohibition of acceleration of Installment Amounts in Section 8(e) of the Notes solely in relation to the Installment Amount for the January 4, 2021 Installment Date to permit the Holder to accelerate such Installment Amount, in whole or in part, to one or more Acceleration Dates from December 24, 2020 through to, and including, the Trading Day immediately prior to January 4, 2021, with such dates and amounts, up to the Installment Amount, to be elected by the Holder pursuant to Section 8(e).

3. Installment Conversion Waiver. Effective as of the Effective Time (as defined below), the Holder hereby irrevocably waives, for the remainder of the term of the Notes, the last sentence of Section 8(a) requiring that Installment Amounts payable prior to April 1, 2021 be paid in cash pursuant to an Installment Redemption and not paid pursuant to an Installment Conversion.

4. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Sections 2 and 3 above that are effective as of the Effective Time, the Notes and the other Transaction Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment, modification or waiver of any right, power or remedy of the Holder or any other Buyers except to the extent expressly set forth herein.

5. Fees And Expenses. The Company shall reimburse the Holder a nonaccountable amount of $5,000 for the legal fees and expenses of Kelley Drye & Warren LLP, counsel to the Holder, in connection with the preparation and negotiation of this Waiver and transactions contemplated thereby, by paying any such amount by wire transfer of immediately available funds in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”). The Legal Fee Amount shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated within 24 hours of the Effective Time.

6. Effective Time. This Waiver shall be effective on December 23, 2020 (the “Effective Time”).

7. No Material Information. On or before 8:30 a.m., New York City time, on the first Business Day after the Effective Time, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver and any other material non-public information the Company may have provided to the Holder in relation thereto or otherwise in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company agrees in relation to any waived increased Installment Amount set forth in an Installment Notice delivered by the Company, if such increased Installment Amount constitutes material, nonpublic information, the Company shall (i) state in the Installment Notice that the Company believes that the increased Installment Amount is material, nonpublic information, (ii) only deliver such Installment Notice after 4:00 p.m., New York City time and (iii) promptly file a Form 8-K disclosing the increased Installment Amount no later than on or before 8:30 a.m., New York City time on the first Business Day after delivery of such Installment Notice, pursuant to Section 4(i)(iii) of the SPA. If the Company does not make such statement in the Installment Notice as provided in the immediately preceding sentence, the Holder will be entitled to treat the increased Installment Amount as not being material, nonpublic information. The confirmation of the Holder of any increased Installment Amount will not be material, non-public information. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Holder or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, including delivery of any Installment Notice with a proposed increased Installment Amount, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

8. No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9. Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10. No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11. Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

12. Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Holders.

14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

15. Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

16. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

17. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

AKERNA CORP.

By:
Name: John Fowle
Title: Chief Financial Officer

[Signature Page to Amendment and Waiver – December 2020]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

[HOLDER NAME]

By:
Name:
Title:

[Holder Signature Page to Amendment and Waiver – December 2020]